UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Rightside Group, Ltd. (the “Company”) approved adjustments to the compensation of Taryn Naidu and Tracy Knox in connection with the compensation committee’s review, in consultation with the Company’s independent compensation consultant, Compensia, Inc., of the compensation of the Company’s management in comparison to peer companies.

Upon recommendation by the compensation committee, the board of directors approved the following grants of restricted stock units pursuant to the Rightside 2014 Equity Incentive Award Plan.  The restricted stock units granted to each person vest in 16 substantially equal installments on each three month anniversary of the grant date.

Name and Principal Position	Restricted Stock Units (#)	Grant Date
Taryn J. Naidu Chief Executive Officer	86,947	11/3/14
Tracy Knox Chief Financial Officer	7,895	11/3/14

In addition, the board of directors, upon recommendation by the compensation committee, also approved an increase in Mr. Naidu’s annual base salary from $360,000 to $375,000 and an increase in the target bonus percentage of Mr. Naidu’s annual base salary from 65% to 85%. The bonus performance goals with respect to Mr. Naidu’s bonus remained unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2014	RIGHTSIDE GROUP, LTD.

	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer

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